CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the references to us in this Post-Effective Amendment No. 9 to Registration Statement (the “Registration Statement”) No. 333-104669 of Tri-Continental Corporation on Form N-2, under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Financial Statements” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.
/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
New York, New York
April 7, 2010